UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2009

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On February 26, 2009, the Washington Real Estate Investment Trust (“WRIT”) Compensation Committee and Board of Trustees approved written amendments to the plan for long-term incentive compensation of WRIT’s officers. WRIT’s Board of Trustees maintains discretion to further modify the plan.

WRIT maintains the long-term incentive compensation plan to provide WRIT’s officers the opportunity to receive equity awards based on both the achievement of objective performance targets and the officer’s continued tenure with WRIT. The plan’s objectives are to attract and retain talented officers and to provide added incentives to achieve various objective performance targets.

The long-term incentive plan provides for the grant of performance share units and restricted share units. The amendments to the long-term incentive plan provide as follows, commencing with respect to long-term incentive plan awards granted in 2009:

•	Long-term incentive targets were established as a percentage of salary for the CEO (200%), Executive Vice Presidents (150%), Senior Vice Presidents (100%) and Managing Directors (75%).

•

The number of performance share units delivered will be a function of (a) WRIT’s performance versus targeted funds from operations (“FFO”) per share for each year over the three-year performance period and (b) WRIT’s total shareholder return (“TSR”) over the three-year performance period in comparison to 25 peer group companies selected by the Compensation Committee. These measures will be weighted FFO per share (67%) and TSR (33%). Each of the FFO per share performance targets in the three-year performance period will continue to be set on an annual basis by the Compensation Committee. TSR will be calculated for WRIT and the peer group companies as the quotient obtained by dividing (i) sum of (A) the difference between ending share price and beginning share price and (B) dividends paid by (ii) beginning share price.

•

The Compensation Committee will have sole discretion to increase or decrease the payout levels on FFO per share-based performance share units (but not TSR-based performance share units) by amounts not to exceed 20%. This discretion of the Compensation Committee is intended to allow it to respond to unforeseen opportunities and challenges that may arise during the performance period. In addition, at the conclusion of each three-year performance period, the Compensation Committee will have sole discretion to award additional restricted share units (each vesting one year from the date of grant) to a participant up to a maximum value equal to 10% of the total performance share unit target award for such participant. These restricted share units will be issued if the Compensation Committee determines that extraordinary market conditions have negatively impacted WRIT’s performance for the three-year performance period.

The mixture of performance share units ( 2/3) and restricted share units ( 1/3) within each award under the long-term incentive compensation plan will remain unchanged.

Further information regarding WRIT’s long-term incentive compensation plan is contained in WRIT’s 2008 Proxy Statement at pages 9-10. This information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President – Accounting and Administration

March 4, 2009